UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20-1470649 (I.R.S. Employer Identification No.)

 4080 Cavitt Stallman Road, Suite 100
Granite Bay, California 95746
(Address and telephone number of principal executive offices) (Zip Code)

(916) 789-0833
(Registrant's telephone number, including area code)

136 East South Temple Suite 2112
Salt Lake City, Utah 84111
Former Name or Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Previous Independent Accountants

(i) On December 29, 2006, Solar Power, Inc. (the “Company,” “we,” “us,” or “our”) dismissed Hansen Barnett & Maxwell (“Hansen”) as an independent registered public accounting firm for the company.

(ii) Hansen’s report on our balance sheet as of December 31, 2005, and the related statements of operations, shareholders’ equity (deficit) and cash flows for the years ended December 31, 2005 and 2004 and for the period from July 16, 2002 (date of inception) through December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion, was not modified as to uncertainty, audit scope or accounting principles, and contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

(iii) Upon recommendation of the Board of Directors, we have approved the decision to change independent accountants.

(iv) During the period from July 16, 2002 (inception) through fiscal year end December 31, 2005, through the December 29, 2006 there have been no disagreements with Hansen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Hansen, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report.

(v) During the period from July 16, 2002 (inception) through fiscal year end December 31, 2005, further through December 31, 2006, Hansen did not advise us on any matter set forth in Item 304(a)(1)(iv)(B) of Regulation S-B.

(vi) We requested that Hansen furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16 to this Form 8-K.

(b)	New Independent Accountants

(i) On January 2, 2007, we engaged Macias, Gini & O'Connell LLP (“Macias”) to audit our financial statements for the fiscal year ended December 31, 2006, and to serve as our independent registered public accounting firm for our 2007 fiscal year. During the period from July 16, 2002 (inception) through fiscal year end December 31, 2005, and further through the subsequent interim periods ended March 31, 2006, June 30, 2006 and September 30, 2006, we did not consult with Macias regarding (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv)(A) of Regulation S-B or an event, as that term is defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

(ii) Macias was previously engaged by Dale Renewables Consulting, Inc. (“DRCI”) and Solar Power Inc. (SPI), a California corporation and now our wholly owned subsidiary, to audit DRCI’s financial statements for the period from July 26, 2005 (date of inception) to December 31, 2005, in connection with an Agreement and Plan of Merger entered into between SPI and DRCI (the “DRCI Merger”). The DRCI Merger was consummated on November 15, 2006. At the request of the independent auditors of SPI, Macias performed certain limited interim review procedures on the operations of DRCI for the nine months ended September 30, 2006 in conjunction with their review of the interim financial information of SPI for the period then ended.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

16	Letter from Hansen Barnett & Maxwell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a Nevada Corporation

Dated: January 5, 2007	/s/ Stephen C. Kircher
Stephen C. Kircher,
President and Chief Executive Officer